2
744378
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     _______________________




                            FORM 8-K




                         Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



                Date of Report:  October 29, 2005
                (Date of earliest event reported)




                      HAROLD'S STORES, INC.
      (Exact name of registrant as specified in its charter)



                 (Commission File No. 001-10892)





         Oklahoma                           73-1308796
     (State or other                     (I.R.S. Employer
       jurisdiction                    Identification No.)
    of incorporation)


    5919 Maple Avenue
      Dallas, Texas                           75235
(Address of principal                       (Zip Code)
executive offices)

  Registrant's telephone number,           (214) 366-0600
       including area code:
Item 4.01.  Change in Registrant's Certifying Accountant

      On  October  29,  2005, the Company and  BDO  Seidman,  LLP
("BDO") formally agreed that BDO would be engaged as the Company's new independent registered public accounting firm.
Such engagement has been approved by the Company's Audit Committee. During the two most recent fiscal years and through October 29, 2005, the Company has not consulted with BDO regarding (i) the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was the subject of a disagreement or reportable event with the former auditor except as described in the following paragraph.
     The Company consulted with BDO with respect to its willingness to accept a management representation letter executed by the Company's interim Chief Executive Officer which was the subject of a disagreement with the Company's prior registered public accounting firm as previously disclosed in the Company's Form 8-K filed with the Securities and Exchange Commission on September 19, 2005. BDO has advised the Company's Audit Committee orally that it is willing to accept such management representations based on its current understanding of the circumstances.

      The Company has requested BDO to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated October 28, 2005, is filed as Exhibit 16.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

See Exhibit Index.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HAROLD'S STORES, INC.


                              By  /s/ Jodi Taylor
                              :
Date:  October 31, 2005             Jodi  Taylor, Chief Financial
                              Officer


                          EXHIBIT INDEX

Number              Description

  16.2              Letter from BDO Seidman, LLP dated October
29, 2005